UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

SPRIZA, INC.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-185669

90-0888324
(I.R.S. Employer Identification Number)

111 Penn Street
El Segundo, CA 90245
 (Address of principal executive offices)

(650) 204-7903
 (Registrant’s telephone number, including area code)

Copies to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

A special meeting (the “Meeting”) of Spriza, Inc.’s (the “Company”) shareholders was held on June 23, 2014, at the offices of Sichenzia Ross Friedman Ference LLP in New York, New York.

The following items of business were voted upon by the shareholders at the Meeting:

(1)	A proposal to re-elect 4 (four) directors, each such director to serve until the 2015 Annual Meeting of the Company’s shareholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death.

All director nominees were re-elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Rob Danard	40,678,930	0	0
Christopher Robbins	40,678,930	0	0
Russell Krywolt	40,678,930	0	0
Justin Sather	40,678,930	0	0

(2)	A proposal to ratify the appointment of L.L. Bradford & Company, LLC as the Company’s independent certified public accountants for the fiscal year ending December 31, 2014.

The ratification of the appointment of L.L. Bradford & Company, LLC as the Company’s independent certified public accountants for the fiscal year ending December 31, 2014, was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
40,678,930	0	0	0

(3)	A proposal to approve and adopt the Company’s 2013 Incentive Award Plan.

The 2013 Incentive Award Plan was approved and adopted, and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
40,678,930	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spriza, Inc.

Date: June 23, 2014	By:	/s/ Christopher Robbins
Christopher Robbins
Secretary, Treasurer, Chief Financial Officer and member of the Board of Directors